AMENDMENT NO. 25

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 15, 2020, amends the Master Investment Advisory Agreement (the "Agreement") dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H :

WHEREAS, the parties desire to amend the Agreement to remove (i) reduce the contractual advisory fee schedule of Invesco Oppenheimer Main Street Mid Cap Fund® and Invesco Quality Income Fund (ii) remove Invesco Mid Cap Core Equity Fund, Invesco International Allocation Fund and Invesco Moderate Allocation Fund (iii) change the name of Invesco Conservative Allocation Fund to Invesco Select Risk: Moderately Conservative Investor Fund, Invesco Growth Allocation Fund to Invesco Select Risk: Growth Investor Fund, Invesco Oppenheimer Portfolio Series: Active Allocation Fund to Invesco Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund to Invesco Select Risk: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund to Invesco Select Risk: High Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund to Invesco Select Risk: Moderate Investor Fund;

NOW, THEREFORE, the parties agree that;

1.Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

"APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007
Invesco Global Low Volatility Equity Yield Fund	November 4, 2003
Invesco Select Risk: Growth Investor Fund	April 30, 2004
Invesco Income Allocation Fund	October 31, 2005
Invesco Select Risk: Moderately Conservative Investor Fund	April 29, 2005
Invesco Small Cap Growth Fund	September 11, 2000
Invesco Oppenheimer International Diversified Fund	May 24, 2019
Invesco Oppenheimer Main Street Mid Cap Fund®	May 24, 2019

Invesco Oppenheimer Main Street Small Cap Fund®	May 24, 2019
Invesco Oppenheimer Master Event-Linked Bond Fund	May 24, 2019
Invesco Active Allocation Fund	May 24, 2019
Invesco Select Risk: Conservative Investor Fund	May 24, 2019
Invesco Select Risk: High Growth Investor Fund	May 24, 2019
Invesco Select Risk: Moderate Investor Fund	May 24, 2019
Invesco Peak Retirement™ 2015 Fund	December 18, 2017
Invesco Peak Retirement™ 2020 Fund	December 18, 2017
Invesco Peak Retirement™ 2025 Fund	December 18, 2017
Invesco Peak Retirement™ 2030 Fund	December 18, 2017
Invesco Peak Retirement™ 2035 Fund	December 18, 2017
Invesco Peak Retirement™ 2040 Fund	December 18, 2017
Invesco Peak Retirement™ 2045 Fund	December 18, 2017
Invesco Peak Retirement™ 2050 Fund	December 18, 2017
Invesco Peak Retirement™ 2055 Fund	December 18, 2017
Invesco Peak Retirement™ 2060 Fund	December 18, 2017
Invesco Peak Retirement™ 2065 Fund	December 18, 2017
Invesco Peak Retirement™ Now Fund	December 18, 2017
Invesco Convertible Securities Fund	February 12, 2010
Invesco Quality Income Fund	February 12, 2010

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Select Risk: Moderately Conservative Investor Fund

Invesco Select Risk: Growth Investor Fund

Invesco Income Allocation Fund

These eleven funds do not pay an advisory fee.

Invesco Global Low Volatility Equity Yield Fund
Net Assets	Annual Rate
First $250 million	.......................................................................................................................... 0.80%
Next $250 million	.......................................................................................................................... 0.78%
Next $500 million	.......................................................................................................................... 0.76%
Next $1.5 billion	............................................................................................................................0.74%
Next $2.5 billion	............................................................................................................................0.72%
Next $2.5 billion	............................................................................................................................0.70%
Next $2.5 billion	............................................................................................................................0.68%
Over $10 billion	............................................................................................................................0.66%
Invesco Small Cap Growth Fund
Net Assets	Annual Rate
First $500 million	.......................................................................................................................... 0.725%
Next $500 million	.......................................................................................................................... 0.70%
Next $500 million	.......................................................................................................................... 0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund
Net Assets	Annual Rate
First $750 million	.......................................................................................................................... 0.52%
Next $250 million	.......................................................................................................................... 0.47%
Next $500 million	.......................................................................................................................... 0.42%
Next $500 million	.......................................................................................................................... 0.395%
Next $1 billion	...............................................................................................................................0.37%
Over $3 billion	..............................................................................................................................0.345%

Invesco Oppenheimer Main Street Mid Cap Fund®*
Net Assets	Annual Rate
First $200 million	.......................................................................................................................... 0.735%
Next $200 million	.......................................................................................................................... 0.73%
Next $200 million	.......................................................................................................................... 0.69%
Next $200 million	.......................................................................................................................... 0.66%
Next $4.2 billion	............................................................................................................................0.60%
Over $5 billion	..............................................................................................................................0.58%
Invesco Oppenheimer Main Street Small Cap Fund®*
Net Assets	Annual Rate
First $200 million	.......................................................................................................................... 0.75%
Next $200 million	.......................................................................................................................... 0.72%
Next $200 million	.......................................................................................................................... 0.69%
Next $200 million	.......................................................................................................................... 0.66%
Next $4.2 billion	............................................................................................................................0.60%
Over $5 billion	..............................................................................................................................0.58%
Invesco Oppenheimer Master Event-Linked Bond Fund*
Net Assets	Annual Rate
All Assets	......................................................................................................................................0.40%
Invesco Active Allocation Fund*
Net Assets	Annual Rate
First $3 billion	...............................................................................................................................0.10%
Over $3 billion	..............................................................................................................................0.08%

Invesco Oppenheimer International Diversified Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

These four funds do not pay an advisory fee.

*The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

These twelve funds do not pay an advisory fee.

Invesco Quality Income Fund
Net Assets	Annual Rate
First $100 million	0.47%
Next $150 million	0.44%
Next $250 million	0.4125%
Next $2 billion	0.3825%
Next $2.5 billion	0.38%
Next $2.5 billion	0.365%
Next $2.5 billion	0.34%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%"

2.In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES
(INVESCO GROWTH SERIES)
Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer
INVESCO ADVISERS, INC.
Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary